Exhibit 10.128: Certain confidential information in this Exhibit 10.128 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

LICENSE AGREEMENT

VAN CLEEF & ARPELS

AND

INTER PARFUMS

Exhibit 10.128: Certain confidential information in this Exhibit 10.128 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

Annex A	Trademarks
Annex B	Quality Criteria
Annex C	Form of Royalty Report
Annex D	Marketing Activities
Annex E	Selective Distribution Criteria
Annex F	Annual Marketing Plan
Annex G	KEY MARKETS

LICENSE AGREEMENT

between

VAN CLEEF & ARPELS LOGISTICS sA,

a company incorporated under the laws of Switzerland, having its registered office at 8, route de Chandolan, 1752 Villars-sur-Glâne, Switzerland hereinafter referred to as “LICENSOR”

and

INTER PARFUMS SA,

a company incorporated under the laws of France RCS Paris B 350 219 382 , having its registered office at 4 rond-point des Champs Elysée 75008 PARIS, France hereafter referred to as “LICENSEE”

WHEREAS, LICENSOR and/or its RELATED COMPANIES (as hereinafter defined) are the owners of the TRADEMARKS (as hereinafter defined), the tradename “Van Cleef & Arpels” (hereinafter “TRADENAME”), and the goodwill and reputation associated with them and manufactures or has manufactured for it and sells under the TRADEMARKS luxury goods, in particular high quality jewellery and watches.

WHEREAS, LICENSOR has the right to grant the exclusive right to use the TRADEMARKS and the TRADENAME in connection with the marketing of luxury fragrance and cosmetic products throughout the world in accordance with the terms and conditions of this AGREEMENT and to grant a license for the use of the TRADEMARKS as provided herein.

WHEREAS, LICENSEE desires to obtain the right to use the TRADEMARKS and the TRADENAME on and in connection with the development, manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the world in accordance with the terms and conditions of this AGREEMENT.

WHEREAS, LICENSOR is willing to grant LICENSEE the right to use the TRADEMARKS and the TRADENAME on and/or in connection with the manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the TERRITORY on the terms and conditions hereinafter provided.

LICENSEE is informed of the current licence agreement for Products under the Trademarks (both as hereinafter defined) with YSL Beauté and the parties agree that this Agreement shall only enter into force if and when the current licence agreement with YSL Beauté will have been terminated and the terms of Section 3.1, 7.1 and 20 has been agreed on in writing. It is further agreed by the parties that this Agreement shall not enter into force and be nul and void if no termination Agreement is reached with the current licensee with effect as per September 30, 2006.

THEREFORE, in consideration of the said premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings:

1.1	“AGREEMENT” shall mean this License Agreement including all Annexes and Exhibits hereto, as the same may be amended, supplemented or modified in accordance with Section 14 hereof;

1.2	“COMMENCEMENT DATE” shall mean the date on which the termination of LICENSOR’S current licence agreement for PRODUCTS under the TRADEMARKS is effective, which has to be a date on or prior to September 30, 2006.

1.3	“CONTRACTUAL YEAR” shall mean the period commencing on the COMMENCEMENT DATE and ending December 31, 2007 and thereafter any subsequent period of twelve months commencing on January 1 and ending on the following December 31;

1.4	“TRADEMARKS” shall mean the trademark “Van Cleef & Arpels” and other trademarks as represented and listed in Annex A Part 1 and 2 hereto, together with any further names, symbols or marks which the parties may agree to introduce in accordance with the provisions of this AGREEMENT for the purpose of applying to the PRODUCTS, and shall include (but not be limited to) the various registrations thereof which have been obtained, which are pending, or which may be obtained, as are relevant to the PRODUCTS;

1.5	“BOTTLES” shall mean the bottles or other containers (including, but without limitation, tubes, vials, jars, etc.) for the PRODUCTS in which the PRODUCTS are sold;

1.6	“FORMULAE” shall mean the formulae relevant to the PRODUCTS, including but not limited the formula of the scent of the PRODUCTS;

1.7	“PRESENTATION” shall mean all trademarks, get-up, designs, advertising, merchandising, point of sale, promotional and packaging (including labelling) material appearing upon or used in relation to the PRODUCTS;

1.8	“PRODUCTS” shall mean such luxury fragrance (women’s and men’s fragrance and home fragrance) and cosmetic products (limited to bath and body products, to the exclusion of skin care and make up products) as shall be launched in accordance with the provisions of this AGREEMENT, that LICENSEE may market, distribute and sell in connection with the TRADEMARKS and/or the TRADENAME pursuant to the terms and conditions of this AGREEMENT;

1.9	“TECHNICAL INFORMATION” shall mean any and all know-how and retail information in connection with, for example, creative and technical input with respect to design, image, corporate identity, brand direction, advertising, marketing and promotion (including LICENSOR’S global marketing policy) relating to the PRODUCTS;

1.10	“QUALITY CRITERIA” shall mean the quality criteria as outlined in Annex B attached hereto which may be amended with both parties’ written agreement (Section 14.2 below) and shall be consistent with the prestige of the TRADEMARKS, the TRADENAME and the goodwill and reputation associated with them;

1.11	“BEST LOCAL WHOLESALE PRICE” shall, for the purpose of Section 6.5 below mean the lowest price of the first sale of the PRODUCTS from LICENSEE or a RELATED COMPANY of LICENSEE to any third party which is not a RELATED COMPANY of LICENSEE, may that be a distributor or a retailer, in each relevant market;

1.12	“LICENSOR’S OUTLETS” shall mean those shop-in-shops, corners, concessions and free standing boutiques which are owned, operated or managed by LICENSOR, by any of its RELATED COMPANIES and/or by a third party under the TRADENAME;

1.13	“TERRITORY” shall mean all countries and territories throughout the world, including duty free zones;

1.14	“NET SALES” shall mean the invoice prices invoiced by LICENSEE and any of its RELATED COMPANIES on the first sale of PRODUCTS in the ordinary course of business to a non-RELATED COMPANY, after deduction of any sales taxes imposed on LICENSEE directly in respect of the PRODUCTS, credits, product returns, trade or cash discounts (including year-end discounts), provided that the aggregate of such deductions shall not exceed such amount as would be normal business practice in relation to the sale of luxury fragrance and grooming products of comparable prestige and price to the PRODUCTS. For the avoidance of any doubt, NET SALES shall not include sales of point of sales and/or promotional materials, including but not limited to testers, minis, samples, show cards and windows.

1.15	“RELATED COMPANIES” shall mean any parent or subsidiary of any of the parties or any company affiliated with or related to any of them or a party or any company under common control with any of them;

1.16	“KEY MARKETS” shall mean the territories listed in Annex G .

1.17	“PROJECTED NET SALES” shall mean the projected net sales figure for the PRODUCTS in any calendar year as contained in the annual marketing plan relevant for that calendar year;

2.	LICENSE

2.1	LICENSOR hereby grants LICENSEE an exclusive license to use the TRADEMARKS and/or the TRADENAME in connection with the development, manufacture, sale, distribution, advertising, merchandising, promotion and marketing of the PRODUCTS in the TERRITORY for the term of the AGREEMENT in accordance with the conditions set out below. LICENSEE shall be entitled to use the TRADEMARKS set forth in Annex A Part 1 hereto and/or the TRADENAME in connection with other trademarks and/or other distinctive or descriptive attributes (words, logos, devices, etc.) but only as LICENSOR shall first approve in accordance with Section 4.2 (in particular Section 4.2.2) and as set forth below. The goodwill generated through the sale of the PRODUCTS shall vest exclusively in LICENSOR.

2.2	During the term of this AGREEMENT and subject to prior written approval by LICENSOR, LICENSEE shall also be authorised to use the TRADENAME as a branch or division name as “Parfums Van Cleef & Arpels”, especially on stationery etc., or, to incorporate the TRADENAME into the company name of a RELATED COMPANY (as “Parfums Van Cleef & Arpels”). The approval shall be deemed to have been given if LICENSOR does not give written notice of disapproval within one (1) month after LICENSOR has received LICENSEE’S written request for approval together with details of the planned incorporation of the TRADENAME.

2.3	LICENSEE will inform LICENSOR about the planned incorporation of the TRADENAME into the company name of a RELATED COMPANY in good time at the latest four weeks before the respective entry in the Commercial Register.
2.4	LICENSOR will, at the request of LICENSEE, co-operate as required in the incorporation of the TRADENAME into the company name of a RELATED COMPANY of LICENSEE, and supply all necessary declarations or take the necessary actions, the costs of such declarations or actions to be reimbursed by LICENSEE.

2.5	Promptly after the expiration or termination of the AGREEMENT, or if there is a sell-off period (Section 7.5 below) promptly after the end of such sell-off period, LICENSEE agrees to procure the change of the name of a branch, division or RELATED COMPANY referred to in Sections 2.2 to 2.4 by deleting the TRADENAME and ceasing to use and destroying all relevant headed stationary, correspondence or other printed material bearing the TRADENAME.

2.6	LICENSEE warrants that any use of the TRADENAME by a branch, division or RELATED COMPANY in accordance with the provisions of Section 2.2 above will only be permitted in order to enable LICENSEE to perform its obligations in relation to the marketing, sale, development and manufacturing of the PRODUCTS under this AGREEMENT, to the exclusion of any other activities, and will be subject to that branch, division or RELATED COMPANY complying in all other respects with the terms of this AGREEMENT and all applicable local legal requirements relating to its incorporation and the conduct of its business.

2.7	LICENSOR may only with LICENSEE’s prior written approval (which will be in LICENSEE’S exclusive discretion) and subject to the warranties given in Sections 10.2 to 10.4, be entitled to sell other products which are not PRODUCTS together with PRODUCTS, especially in combination packages, marketed under the TRADEMARK, or to give away other products as “gift with purchase” together with the PRODUCTS (hereinafter collectively called “OTHER PRODUCTS”).

3.	COMPENSATION TO LICENSOR

3.1	In consideration of the rights granted and the services to be performed by LICENSOR hereunder, LICENSEE shall pay to LICENSOR a lump sum entrance fee of EUR _____* Mio. Further, in consideration of the rights granted and the services to be performed by LICENSOR during each CONTRACTUAL YEAR or part thereof a royalty which shall be equal to [—————][1]NET SALES of all PRODUCTS sold in any CONTRACTUAL YEAR , and which shall in any CONTRACTUAL YEAR be a minimum amount as specified in Section 3.2 below.

*Left blank in original.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:1.

3.2	LICENSEE agrees to pay the following guaranteed minimum royalties to LICENSOR to be paid in (4) equal amounts in each CONTRACTUAL YEAR (“CY”) in accordance with Section 3.3 below:

MINIMUM GUARANTEED ROYALTIES

Contractual Year	Minimum Guaranteed Royalty
CY 1 Commencement Date to Dec 31 2007	[—————]
CY 2 Jan 1 to Dec 31 2008	[—————]
CY 3 Jan 1 to Dec 31 2009	[—————]
CY 4 Jan 1 to Dec 31 2010	[—————]
CY 5 Jan 1 to Dec 31 2011	[—————]
CY 6 Jan 1 to Dec 31 2012	[—————]
CY 7 Jan 1 to Dec 31 2013	[—————]
CY 8 Jan 1 to Dec 31 2014	[—————]
CY 9 Jan 1 to Dec 31 2015	[—————]
CY 10 Jan 1 to Dec 31 2016	[—————]
CY 11 Jan 1 to Dec 31 2017	[—————]
CY 12 Jan 1 to Dec 31 2018	[—————][2]

For the avoidance of doubt, the parties confirm that the minimum guaranteed royalties shall be non-cumulative on a year-to-year (CONTRACTUAL YEARS) basis.

3.3	LICENSEE shall, for each quarter of each CONTRACTUAL YEAR, pay to LICENSOR the greater of the cumulative amount of royalties payable under Section 3.1 above or the cumulative minimum royalties due in that CONTRACTUAL YEAR up to that date less any royalties, whether payable under Section 3.1 or guaranteed minimum royalty payments, already paid in that CONTRACTUAL YEAR. These payments will be made within [—————][3]after the end of each calendar quarter, such quarters ending on 31 March, 30 June, 30 September and 31 December in each CONTRACTUAL YEAR. Each payment shall be accompanied by a quarterly royalty report in the form as attached as Annex C.

2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:2.

3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:3.

3.4	In addition to the quarterly royalty reports referred to in Section 3.3 above, LICENSEE shall – if requested by LICENSOR promptly after the end of a calendar year – provide to LICENSOR within [—————][4]of the end of each calendar year a global certificate from its internal auditors certifying that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports for the same calendar year correspond with the entries in the books of LICENSEE and where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar year. The certificate shall also certify that the figures set out in the year-end rebate referred to in Section 6.5 are true and accurate. Additionally, upon requested by, LICENSEE shall provide a certificate from its external auditors confirming that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports correspond with the entries in the books of LICENSEE and, where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar.

3.5	Failure by LICENSEE to make payment of any royalties within [—————][5]after their due date shall thereafter incur accrued interest at the basic bank interest rate of BNP, Banque Nationale de Paris, plus [—————]][6]per annum. Payment shall be applied first against any interest which may have been accrued to the date of the payment and any balance against the amount of royalties outstanding.

3.6	All taxes required by law to be withheld or assessed on or with respect to the remittance of royalties by LICENSEE or any RELATED COMPANY hereunder shall, if paid by LICENSEE or any related party, be deducted from the amount of royalties payable to LICENSOR. LICENSEE shall furnish LICENSOR with documentation reflecting the amount and proof of such tax payments.

4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:4.

5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:5.

6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:6.

3.7	All royalties shall be paid in Euro. The exchange rate of the royalties from foreign currencies to Euro shall be calculated according to the average rate of exchange during the last month of the quarter being reported as published in the Financial Times under the heading “Exchange Cross Rate” or, in the event that the relevant calculations cannot be made as aforesaid, by such other exchange rate calculation formula as may be agreed by the parties.

3.8	LICENSEE shall not be obliged to pay royalties on any compensation received from its customers as a participation on advertising and sales promotion, such as payments for decoration, testers and samples.

3.9	LICENSEE agrees to keep full and accurate books and records relating to the marketing and the sale of the PRODUCTS. LICENSEE agrees that LICENSOR shall have the right to inspect, audit or make copies of the books and records of LICENSEE and/or any RELATED COMPANIES of LICENSEE relating to the computation and the payment of the royalties due and owing to LICENSOR within [—————][7]after the quarter in question up to [—————][8]a year at reasonable times and upon no less than one month’s prior notice. This right terminates [—————][9]after the expiration of this AGREEMENT.

3.10	If a shortfall in the ROYALTIES paid is verified, LICENSEE shall promptly pay to LICENSOR all additional ROYALTIES due. If the shortfall is greater than [[—————][10]of the cumulative amount of ROYALTIES paid by LICENSEE for the relevant period, then the LICENSEE shall also pay to LICENSOR an amount equal to the reasonable costs and expenses of LICENSOR’S examination together with interest calculated in accordance with Section 3.5 above.

4.	PRODUCTS AND QUALITY CONTROL

4.1	The parties shall collaborate in the development process of the PRODUCTS so that the PRODUCTS brought to the market will be consistent with the image of LICENSOR and the TRADEMARKS, and in conformity with the QUALITY CRITERIA.

7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:7.

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10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:10.

LICENSEE expressly agrees to take LICENSOR’S image and reputation into consideration in the development and the manufacturing of the PRODUCTS and ensure that the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products.

4.2	The parties agree that LICENSOR shall have approval rights with regard to the PRODUCTS over:

the concept

the scent

the name

the inner and outer packaging (including but not limited to the bottles, the folding boxes, any other packagings, tubes, vials and jars)

and any changes made thereto. As far advertising and marketing, it is referred to Section 5.5 below.

4.2.1	If LICENSOR does not give its approval of any of LICENSEE’S proposals with regard to the concept, the scent or the packaging, it shall give its reasons for such withholding and agrees to submit its ideas, input, advice, and suggestions with regard thereto to LICENSEE within [—————][11]after having received such proposal.

4.2.2	Within [—————][12]of receipt of LICENSEE’S request for approval of any name in accordance with this Section 4.2, or any trademark and/or any other attribute in accordance with Section 2.1 as well as the submission of a completed availability search by LICENSEE in accordance with Section 8.16 below, LICENSOR shall notify LICENSEE which names, trademarks or attributes it approves or disapproves and shall give its reason for any disapproval.

11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:11.

12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:12.

4.2.3	In the event of non-approval pursuant to Sub-Sections 4.2.1 and/or 4.2.2 above, LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and to amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for its approval, it being understood that LICENSOR and LICENSEE shall use their best endeavours to closely cooperate in order to have finally a satisfactory common project.

4.2.4	Any proposal submitted to LICENSOR for approval and not disapproved within [—————][13]after LICENSOR having received such proposal shall be deemed to have been approved.

4.3	LICENSEE shall be responsible for ensuring that the PRODUCTS, the BOTTLES, the FORMULAE and the PRESENTATION comply with the agreed designs, models and prototypes and with all relevant laws, regulations, specifications and standards in force with respect thereto and with all LICENSOR’S reasonable instructions relating to the PRODUCTS, in particular, their quality and presentation. LICENSEE will withdraw from the course of manufacture and/or storage and not place upon the market any goods found not in accordance with the QUALITY CRITERIA, whether fully or partly manufactured.

LICENSEE agrees and undertakes to maintain the quality of the PRODUCTS existing at the date of signing of this AGREEMENT at minimum at their then current level .

4.4	LICENSEE agrees to use commercially reasonable efforts to develop the sales of the PRODUCTS and to launch new PRODUCT lines at least in KEY MARKETS, as follows:

-	March 2008 : launch of new fragrance for women
-	September 2008 : launch of new fragrance for men
-	Between [—————][14]: launch of the 2nd new fragrance for women
-	[—————][15]: animate and support of all PRODUCT lines

13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:13.

14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:14.

15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:15.

4.5	LICENSOR agrees to use its best efforts to ensure that the reputation, image and the goodwill of the TRADEMARKS as represented in Annex A Part 1 and/or of the TRADENAME shall retain its present standing (as of signing of this AGREEMENT), particularly in connection with other products manufactured and/or distributed under the TRADEMARKS and/or the TRADENAME by LICENSOR, RELATED COMPANIES of LICENSOR or other licensees, sub-licensees and franchisees of LICENSOR.

4.6	LICENSEE will permit LICENSOR or its authorised representative at all reasonable times to enter the LICENSEE’S premises where the PRODUCTS are made, stored, distributed or sold, for the purpose of inspection thereof. In order to enable LICENSOR to control the quality of the PRODUCTS, LICENSEE agrees to submit to LICENSOR after reasonable request random samples (up to 4 items per range of PRODUCTS) free of cost for inspection.

4.7	If LICENSEE uses sub-manufacturers or sub-licensees, in accordance with the terms of this AGREEMENT for the manufacture of the PRODUCTS, LICENSEE shall remain liable for ensuring that the quality of the PRODUCTS remains in accordance with the QUALITY CRITERIA. LICENSEE shall permit or procure that the sub-manufacturer or sub-licensee shall permit the LICENSOR or its representative during normal business hours to enter any place of manufacture or storage occupied by or used by the sub-manufacturer or the sub-licensee for the purpose of inspection of the PRODUCTS and to ensure that the QUALITY CRITERIA are being adhered to. PROVISIONS for this purpose shall be incorporated into any sub-manufacturing contract or sub-license granted hereunder. LICENSEE undertakes to have executed by any of such sub-manufacturer and sub-licenses a declaration acknowledging LICENSOR’s intellectual property rights as provided by LICENSOR.

LICENSEE will use its best efforts to ensure that such suppliers which are branding any of the components of the PRODUCTS with any of the TRADEMARKS permit the LICENSOR or its representative either alone or together with LICENSEE or its representative within reasonable intervals and after reasonable notice during normal business hours to enter any place of manufacture or storage occupied or used by such suppliers for the purpose of inspection of the PRODUCTS and to ensure that the QUALITY CRITERIA are being adhered to.

4.8	The Parties agree that it is essential that the Products be marked “Made in France”. For that purpose, LICENSEE undertakes that any and all Products shall be manufactured in such a manner as to permit such marking in accordance with country of origin markings and regulations and any other relevant regulation in force during the term of this AGREEMENT in the Territory.

4.9	LICENSEE is informed that LICENSOR and the Richemont Group are engaged in respecting international treaties and guidlines in relation to, inter alia, protection of environment, labour conditions (no child labour) and testing of products (no tests on animals), and LICENSEE undertakes to carry out this AGREEMENT in full respect of aforesaid.

5.	MARKETING AND LAUNCH PLANS, ADVERTISING, MARKETING AND SALES PROMOTION

5.1	LICENSEE shall, on a [—————][16], and in each calendar year, communicate in writing to LICENSOR and follow such communication within [—————][17], or within such other period as the parties may agree, with a presentation for discussion purposes at LICENSOR’S premises, or at such other location as may be agreed, the following:

(a)	its marketing plan for the following [—————][18]period to include the information set out in Annex F hereto;

(b)	[—————][19]per calendar year, than its indicative Strategic Plan for the following [[—————][20], such Strategic Plan to include a market overview, LICENSEE’S strategy and marketing objectives, a marketing calendar and summary of planned advertising and promotional expenditure, brand positioning and pricing; and

(c)	any new PRODUCT launch plans, if relevant, in accordance with Section 5.3 below.

16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:16.

17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:17.

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20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:20.

5.2	At the time LICENSEE presents its marketing plan in accordance with Section 5.1 (a) above, LICENSOR shall present its PRODUCT marketing plan for the following [—————][21].

5.3	The launch plan for each new line of PRODUCTS shall be presented at the relevant marketing proposal presentation referred to in Section 5.1 above, or at a separate presentation if agreed by the parties.

5.4	LICENSEE shall be responsible for producing and circulating all advertising and promotional materials in the TERRITORY at its costs. LICENSEE agrees to take LICENSOR’S image into consideration in its advertising and promotion for the PRODUCTS and to ensure that the advertising and promotion for the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products. LICENSEE further agrees to consult with LICENSOR with regard to advertising and sales promotion and to take LICENSOR’S advice into due consideration in order to develop advertising which is consistent with the image and reputation of LICENSOR.

5.5	The parties agree that LICENSOR shall have approval rights with regard to the advertising and marketing for the PRODUCTS over the “central” marketing materials

the “central” PR releases

the “central” advertising material

major public relation events

(“central” means the initial core materials that will be sent by LICENSEE to international markets for translation and adaptation to local markets. It is thereby understood, that there will be no “local” marketing, PR and advertising material other than the translated or to the local needs adapted “central” marketing, PR and advertising material).

 21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:21.

If LICENSOR does not consent to any of LICENSEE’S proposals with regard to the advertising and marketing for the PRODUCTS, it shall give its reasons for such withholding and agrees to submit its ideas, input and advice with regard thereto to LICENSEE within [—————]22after having received such proposal. LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for approval-it being understood that LICENSOR and LICENSEE shall use their best endeavours to closely cooperate in order to have finally a satisfactory common project.

5.6	LICENSEE undertakes to spend jointly with its distributors in each calendar year a minimum percentage of its PROJECTED NET SALES on advertising and marketing of the PRODUCTS (hereinafter called “Advertising and Marketing Expenditure”) as follows:

- First Contractual Year (or part thereof)	[—————][23]
- Second and third Contractual Year	[—————][24]
- Fourth and any subsequent Contractual Year	[—————][25]

The term Advertising and Marketing Expenditure shall cover all expenditure for the activities listed in Annex D. Product development costs for new PRODUCTS actually launched (excluding line extensions which are not new PRODUCTS), and pre-launch costs, shall in the first year of their launch be included in the Advertising and Marketing Expenditure.

It is expressly agreed that LICENSEE undertakes to spend jointly with its distributors at least [—————]26of the Advertising and Marketing Expenditure on Media Advertising (point 1 of Annex D).

5.7	The range of measures making up advertising and marketing activities for the purpose of this Section 5 shall be as defined in Annex D attached to this AGREEMENT.

22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:22.

23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:23.

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:24.

25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:25.

26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:26.

5.8	Subject to compliance with the provisions of this AGREEMENT, LICENSEE shall be free to decide whether and to what extent the advertising and marketing activities and methods specified in Annex D to this AGREEMENT are to be employed.

5.9	Any information about LICENSOR as well as any pictures and photos of LICENSOR or LICENSOR’S OUTLETS shall be subject to LICENSOR’S prior written approval.

LICENSOR agrees to sell to LICENSEE a reasonable number of samples of other products of LICENSOR at wholesale price and provide LICENSEE with a reasonable number of photos, drawings, etc. of LICENSOR’S shops or products for LICENSEE’S use in advertising, promotion or any other way.

5.10	In case LICENSOR and LICENSEE intend to arrange for public relation statements referring to their co-operation they will beforehand consult with each other and harmonise words, pictures and further details of the public relation actions and each shall confirm in writing to the other its approval of the final format of such statement prior to public release.

5.11	LICENSOR undertakes to provide LICENSEE with information about and reasonable quantities of representative samples of advertising and promotional material used by LICENSOR.

5.12	If requested by LICENSEE, LICENSOR agrees to inform LICENSEE about its actual marketing strategies and communication concepts by providing LICENSOR with relevant TECHNICAL INFORMATION. LICENSEE shall take these strategies into reasonable consideration for the development of the advertising and promotion for the PRODUCTS.

5.13	If requested by either party, the parties shall consult with each other from time to time on advertising and promotion activities to be implemented jointly and/or together with other licensees, sub-licensees or franchisees of LICENSOR.

5.14	LICENSEE shall make available to LICENSOR:

a quarterly report on the status of its expenditure for advertising, merchandising and promotions, including Advertising and Marketing Expenditure; and

regular evidence of expenditure in relation to advertising, merchandising and promotion for the PRODUCTS by providing representative samples of its advertising, public relation releases, etc.

5.15	LICENSOR shall be free to use for LICENSOR’S OUTLETS LICENSEE’S advertising and marketing materials for the PRODUCTS, subject to the limitations of rights granted by third parties in relation to such advertising and marketing materials for the PRODUCTS. To this end, LICENSEE will supply to LICENSOR reasonable quantities of aforesaid material, upon request by LICENSOR at BEST WHOLESALE PRICE.

6.	DISTRIBUTION

6.1	LICENSEE agrees to distribute the PRODUCTS or have them distributed by its RELATED COMPANIES or third party distributors only through selected distribution channels (speciality department stores, qualified independent perfumeries, select perfumery chains and travel retail outlets) of high standing and compatible with the high quality and high luxury image of the TRADEMARKS. Upon request by LICENSOR, LICENSEE will provide LICENSOR with information about the names and addresses of its distributors and authorised outlets, and in particular with confirmation (respectively, information) in the case of individual outlets that they are (respectively, whether they are) supplied by LICENSEE or its authorised distributors.

6.2	LICENSEE shall use its best efforts to ensure that such outlets conform with LICENSOR’S selective distribution criteria as set out in Annex E hereto. LICENSOR reserves the right for its representatives to visit all outlets supplied by LICENSEE or its authorised distributors in order to ensure that they do so conform and, in the event they do not and after being requested by LICENSOR, LICENSEE shall, subject to compliance with local laws, use its best efforts that such outlets will no longer be supplied with the PRODUCTS.

6.3	LICENSEE agrees to use its best endeavours that all material of whatever nature relevant to the TRADENAME or the TRADEMARKS will be promptly removed from any outlet which ceases to sell the PRODUCTS.

6.4	LICENSEE agrees not to distribute or sell the PRODUCTS though correspondence (including mail order / catalogue sales) without first obtaining LICENSOR’S written consent. LICENSEE further agrees that the marketing, distribution or sale of the PRODUCTS through any electronic means such as the Internet shall only be authorised for approved retailers provided they have a physical outlet fulfilling the criteria as set out in Section 6.2/Annex E , and provided that the use of the Internet is consistent with the high quality and high luxury image of the PRODUCTS and criteria as LICENSOR may reasonably communicate from time to time.

6.5	LICENSOR shall be free, in its exclusive discretion, to market and sell the PRODUCTS through LICENSOR’S OUTLETS in the TERRITORY. It is agreed that LICENSOR, and any of its RELATED COMPANIES or franchisees, shall order the PRODUCTS from LICENSEE, and LICENSEE shall accept, or procure the acceptance of such orders, and shall deliver the PRODUCTS to LiCENSOR at BEST LOCAL WHOLESALE PRICE minus [—————][27]. Royalties shall be paid in accordance with the provisions of Section 3 above on sales to LICENSOR, any of its RELATED COMPANIES or franchisees in accordance with this Section.

LICENSOR shall remain free in the TERRITORY to distribute the PRODUCTS in reasonable quantities for sales of personnel of the Richemont Group, for business gift purposes (free of charge), and/or for promotional purposes.

6.6	LICENSEE shall use all commercially reasonable efforts to supply PRODUCTS to LICENSOR by such dates as LICENSOR shall reasonably notify to LICENSEE in order to meet LICENSOR’S time-table for preparation of brochures, promotional activities, etc.

7.	TERM AND TERMINATION

7.1	The initial term of this AGREEMENT shall commence on the COMMENCEMENT DATE and shall have a duration of twelve (12) Contractual Years, and thus expire on December 31, 2018 (Initial Term), unless renewed or sooner terminated as provided below.

The parties expressly agree and confirm that the effectiveness of this Agreement and its entry into force shall be subject to the license agreement between LICENSOR and YSL Beauté being terminated by mutual understanding between the parties thereto (with effect no later than September 30, 2006 the latest as per the COMMENCEMENT DATE of this Agreement) and that an agreement between LICENSOR, LICENSEE and YSL regarding the transition and the intellectual property rights relating to the then existing PRODUCTS has been duly executed no later than September 30, 2006. In case no agreement is reached with YSL Beauté for the termination of the licence agreement between such company and LICENSOR, and no agreement be reached by the parties on the termination (see Section 20) on the date of September 30, 2006, the latest, this AGREEMENT shall not become effective and shall be nul and void.

 27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:27.

7.2	Each party shall be entitled to renew the AGREEMENT for a further term of five (5) Contractual Years up to and including December 31, 2023, upon written notice to the other, such notice to be given on or before June 1, 2018, in the event the global net sales as reflected in LICENSEE’S books for the Contractual Year 11 (2017) were above [—————][28].

7.3	The parties agree that they shall no later than 31 December 2017 ( end of CONTRACTUAL YEAR 11) consult together with a view to agreeing by June 1, 2018 the terms and conditions upon which they may further extend the AGREEMENT with effect from January 1, 2019.

7.4	Each party shall be entitled to terminate the AGREEMENT upon written notice to the other party upon the occurrence of any of the following events:

7.4.1	the other party shall default or fail to make when due any payment due hereunder, and such default or failure shall continue for a period of [—————][29]after receipt of notice thereof from the other party;

7.4.2	a material breach of any provision of this AGREEMENT which is not remedied within [—————][30]of written notice thereof;

7.4.3	liquidation, insolvency or bankruptcy, suspension of payments, heavy indebtedness or discontinuance of business of the other party;

7.4.4	any of the circumstances referred to in Section 19 below persist for a period of at least [—————][31].

28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:28.

29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:39.

30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:30.

31 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:31.

7.5	Each party shall be entitled to terminate the AGREEMENT with [———-][32]written notice in the event of the other party coming under the direct or indirect control (control means to control more than fifty per cent of the voting rights which enables this party to exercise effective control) of a direct competitor of the party becoming entitled to terminate. For the purpose of the AGREEMENT, competitor of LICENSOR or LICENSEE shall mean [——————————][33] and/or any company within one of the aforesaid group of companies from time to time. For the avoidance of doubt, in the event of termination pursuant to this Section, LICENSEE shall not be entitled to any sell-out period after the expiration of the [—————][34]notice period. In the event that either party should give notice of termination in accordance with this Section 7.5, it is acknowledged that LICENSEE shall not be obliged to pay minimum royalties in accordance with Section 3.2 above from the date notice has been given.

This right of termination has to be executed by a party within [————]35 after that party having been informed about any of the aforementioned events.

7.6	Any notice of termination must be given by means of a registered letter sent to the relevant party’s address in accordance with the provisions of Section 12 below.

7.7	Upon the expiration or termination of the AGREEMENT:

7.7.1	LICENSEE shall cease to manufacture the PRODUCTS, the BOTTLES and the PRESENTATION;

32 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:32.

33 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:33.

34 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:34.

35 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:35.

7.7.2	provided the termination has not been a result of default of LICENSEE or of notice having been given by either party under Sections 7.2 or 7.5 above, LICENSEE shall be entitled to sell off the existing stock of PRODUCTS for a period up to [—————][36]following the date of termination and to use up the existing materials for the manufacture of the PRODUCTS and to sell off the so-produced PRODUCTS within the sell-off period. During the sell-off period LICENSEE shall continue to provide quarterly reports and pay royalties on NET SALES, but shall not be obliged to pay any minimum royalties. PRODUCTS will not be sold at a discount (other than ordinary discounts in the normal course of business) unless LICENSOR’S prior written approval has been obtained;

7.7.3	LICENSEE shall either at the end of the sell-off period referred to in Section 7.5 above or, if there is no sell-off period, upon expiration or termination of the AGREEMENT, promptly supply to LICENSOR an inventory of the PRODUCTS, BOTTLES and PRESENTATION and all other materials relevant to manufacture, marketing and distribution of the PRODUCTS, including but not limited to bottles, folding-boxes or other containers then in stock, and an inventory of all relevant tooling. LICENSOR shall have the right to purchase the inventory at production cost or, in case of tooling, at its depreciated value (based on depreciation over five years in accordance with normal accounting principles) within [—————][37]after receipt of the inventory; If not otherwise agreed between the parties, LICENSOR, if using its option, has to acquire any and all of the PRODUCTS, bottles, packaging, semi-finished PRODUCTS and materials, unless obsolete, damaged or otherwise unsaleable;

7.7.4	LICENSEE will return all material relating to the PRODUCTS which is the property of LICENSOR promptly following termination or, if relevant, at the end of the sell-off period;

7.7.5	all rights granted to LICENSEE to use the TRADEMARKS, the TRADENAME, the BOTTLES, the PRESENTATION and the FORMULAE shall cease.

36 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:36.

37 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:37.

7.8	Stocks of PRODUCTS, BOTTLES and PRESENTATION which display the TRADEMARKS and any relevant tooling not purchased by LICENSOR and not disposed of during the sell-off period may be disposed of in such manner as shall be mutually agreed by the parties or, failing agreement shall be destroyed under the supervision of LICENSOR.

7.9	Expiration or termination of this AGREEMENT for any reason shall not affect the rights and obligations of the parties accrued up to the date of expiration or termination, but the LICENSEE shall have no right to any compensation for the cessation of its rights on expiration or termination hereof in accordance with the terms of this AGREEMENT and LICENSEE shall hold the LICENSOR harmless from any such claims for compensation or damages which may be made by any distributors or agents or persons, firms or companies performing a similar function.

8.	TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

8.1	LICENSOR guarantees and warrants that it is, respectively, will be, the owner of the TRADEMARKS set forth in Annex A Part 1 hereto and the TRADENAME for the PRODUCTS and to grant this exclusive license to use the TRADEMARKS set forth in Annex A Part 1 hereto and the TRADENAME for the PRODUCTS for the purpose of this AGREEMENT.

8.2	Subject to this Section 8.and in general information with respect to the TRADEMARKS supplied to LICENSEE during the term of this AGREEMENT, LICENSOR undertakes to (i) defend LICENSEE against any and all claims by third parties based on the use by LICENSEE in accordance with this AGREEMENT of the TRADEMARKS and/or the TRADENAME and (ii) to indemnify, reimburse and hold LICENSEE harmless from any and all liability, damages, cost and expenses, including reasonable attorneys’ fees incurred by LICENSEE, arising from any such claims made by third parties against LICENSEE with respect to LICENSEE’S use of the TRADEMARKS and/or the TRADENAME in accordance with this AGREEMENT.

LICENSOR represents and warrants that attached hereto as Annex A Part 2 is a true and accurate list updated as of ________* which indicates with respect to each of the TRADEMARKS set forth in Part 1 of Annex A the existing and/or pending applications and/or registration for a specific country or territory. LICENSEE acknowledges that it has received a copy of such trademark list and that it is aware of the status of registration of the TRADEMARKS as it appears on such trademark list (Annex A Part 2).

*Left blank in original.

8.3	LICENSEE acknowledges that LICENSOR and/or its RELATED COMPANIES are the exclusive owners of all rights, title and interests in the TRADEMARKS and/or the TRADENAME and any part thereof and any other element, whether or not capable of being registered as a trademark together with all rights in the designs, copyright, including sketches and technical drawings or other intellectual property or materials relating to the PRODUCTS, the PRESENTATION, the BOTTLES, the FORMULAE, whether produced by LICENSOR or by LICENSEE or by any sub-contractor or third party appointed by LICENSEE, and of all goodwill attached thereto and agrees not to attack these rights or to induce or support any such attacks. The parties agree that any rights in the TRADEMARKS and the TRADENAME arising from the use of the TRADEMARKS and/or the TRADENAME or any part thereof by LICENSEE shall inure solely to the benefit of LICENSOR and/or its RELATED COMPANIES. LICENSEE irrevocably agrees that any rights which it and/or any of its RELATED COMPANIES may acquire by virtue of this AGREEMENT in respect of the TRADEMARKS, the TRADENAME, the PRESENTATION, the BOTTLES and the FORMULAE shall vest in and promptly upon request be assigned for nominal consideration to the LICENSOR and/or its RELATED COMPANIES absolutely.

8.4	The parties agree to inform each other about any and each substantial violation or infringement of the TRADEMARKS in relation to the PRODUCTS, the PRESENTATION, the BOTTLES and other trademarks to be used in conjunction with the TRADEMARKS and/or the TRADENAME by third parties which come to their knowledge.

8.5	LICENSOR agrees to use its best endeavours to keep the registrations of the TRADEMARKS and other trademarks to be used in conjunction with the TRADEMARKS (in accordance with this AGREEMENT) in full force and effect for the term of this AGREEMENT and to keep LICENSEE informed on the legal status of the applications and registrations of the TRADEMARKS and the other trademarks to be used in conjunction with the TRADEMARKS in international class of goods 3. LICENSOR agrees to provide LICENSEE with a report in January of each year, including all applications and registrations of the TRADEMARKS relating to the PRODUCTS and the other trademarks to be used in conjunction with the TRADEMARKS and containing at least the application and/or registration number as well as the application and/or registration dates and the goods these applications and/or registrations have been applied or registered for.

With respect to PRODUCTS launched since the signing of this AGREEMENT LICENSEE agrees to carry all costs in relation to the registration and administrative procedures (including, but not limited to opposition procedures and alike) and undertakes to reimburse LICENSOR for such costs.

8.6	LICENSOR shall at its reasonable business discretion defend the TRADEMARKS, the TRADENAME and the PRODUCTS as well as any other trademarks used in relation to the PRODUCTS in accordance with the terms of this AGREEMENT, at its own cost and in co-ordination with LICENSEE against any and all violations or infringements which, according to LICENSOR’S reasonable business discretion, may have a materially adverse impact on this AGREEMENT, especially against confusingly similar trademarks, trademark applications or use by third parties for any goods and/or services identical with or similar to the PRODUCTS. If requested by LICENSOR, LICENSEE undertakes to assist or support LICENSOR in its measures of defence within its ability.

8.7	Any cost and expenses reasonably and properly incurred arising from a necessary or requested participation of LICENSEE in the measures of defence of the TRADEMARKS will be refunded by LICENSOR.

8.8	If LICENSEE, in its reasonable business discretion, identifies a violation or infringement of the TRADEMARKS and/or the TRADENAME which in its reasonable opinion may have a materially adverse impact on this AGREEMENT, it shall promptly inform LICENSOR and LICENSOR agrees to enter into discussions with LICENSEE as to the best course of action to adopt to deal with such violation / infringement.

LICENSOR undertakes to take full account of LICENSEE’S recommendations but shall not be bound to institute legal proceedings in respect of such violation / infringement. LICENSEE acknowledges that it will not take any action on its own account to defend the TRADEMARKS and/or the TRADENAME.

8.9	The parties agree, at the request of either party, to the registration of the AGREEMENT or of LICENSEE as “Registered User” or “licensee” of the TRADEMARKS for the PRODUCTS in those countries where this is mandatory under national law and LICENSOR agrees to take at its own cost and expenses all action necessary for the registration of the AGREEMENT or of LICENSEE as Registered User in those countries. LICENSOR further agrees to reimburse LICENSEE any costs and expenses reasonably and properly incurred by LICENSEE in connection with the registration of the AGREEMENT or of LICENSEE as “Registered User”.

8.10	LICENSEE undertakes at the request of LICENSOR to sign any document necessary for the registration and/or maintenance of the validity of the TRADEMARKS including the recordal (and cancellation of such recordal upon termination) of this AGREEMENT and of LICENSEE as a Registered User or licensee. In addition, to the extend that LICENSOR should deem it advisable to protect the TRADEMARKS, LICENSEE agrees to provide a statement to the effect that LICENSEE is producing, selling and promoting the PRODUCTS under LICENSOR’S control, together with such other assistance (at LICENSOR’S cost) as LICENSOR reasonably deems necessary for this purpose.

8.11	LICENSEE agrees that it shall not, at any time, directly or indirectly contest the validity of the registration of the TRADEMARKS or LICENSOR’S other intellectual property rights (including those in the PRESENTATION, the FORMULAE and the BOTTLES) to the extent that such rights relate to the subject matter of this AGREEMENT, or their ownership by LICENSOR, its RELATED COMPANIES, successors and/or assignees.

8.12	LICENSEE agrees not to use the TRADEMARKS or LICENSOR’S other intellectual property rights in respect of the PRESENTATION, the FORMULAE and the BOTTLES in connection with the sale of any products other than the PRODUCTS, nor to use, other than under the terms of this AGREEMENT, the TRADEMARKS and/or the TRADENAME as a part of its trading name and shall not use in its business any other trade or service mark, other than under the terms of this AGREEMENT, so resembling the TRADEMARKS as to be likely to cause confusion.

8.13	LICENSEE shall use the TRADEMARKS and all designs, sketches, models, prototypes/maquettes and other material directly related to the PRODUCTS as well as the PRESENTATION, the FORMULAE and the BOTTLES, solely in connection with the production, marketing, merchandising, distribution, advertising, promotion, and sale in the TERRITORY of the PRODUCTS and any OTHER PRODUCTS which LICENSOR has agreed may be sold or given away with the PRODUCTS.

8.14	LICENSEE shall, upon LICENSOR’S reasonable request, mark all labels, cartons, price lists, promotional and advertising, merchandising and promotional material and other printed or duplicated material for or relating to the PRODUCTS with a notice in a form as is normal practice in the industry to the effect that the TRADEMARKS are registered trademarks and/or the property of LICENSOR.

8.15	LICENSEE agrees to use the TRADEMARKS set forth in Annex A Part 1 only in the form as represented in ANNEX A Part 1 or as may be provided by LICENSOR from time to time on the PRODUCTS and for the advertising and promotion for the PRODUCTS. This obligation shall not apply where a TRADEMARK is used within continuous, flowing text (e. g. in press releases and descriptive texts) where it could be impracticable to use the TRADEMARKS in the form represented in ANNEX A Part 1, provided that such representation of the TRADEMARKS shall be as close to the form represented in ANNEX A Part 1 as is practicable in the circumstances.

8.16	LICENSEE shall be responsible for identifying appropriate names for all new ranges of the PRODUCTS, together with, if appropriate, new BOTTLES and PRESENTATION for such new ranges and, to that end, LICENSEE agrees that:

(i)	it shall use reasonable endeavours to ensure the availability of all proposed names, designs for new BOTTLES and PRESENTATION; and

(ii)	it shall assist LICENSOR, at LICENSOR’S reasonable request and cost, in applying to register, registering or otherwise protecting in LICENSOR’S name any new names, BOTTLE design and/or PRESENTATION approved by LICENSOR in accordance with this AGREEMENT.

(iii)	LICENSOR shall have the right to file, to register and/or to use the name with respect to any other category of products it (and/or its RELATED COMPANIES) presently markets and distributes under the TRADENAME.

9.	EXCLUSIVITY

9.1	LICENSOR agrees, during the term of this AGREEMENT:

9.1.1	not to manufacture, advertise or promote, distribute or in any other way market products, which are identical to the PRODUCTS except as may be permitted in this AGREEMENT;

9.1.2	not to consent to the use of the TRADEMARKS and/or the TRADENAME in connection with the manufacture, distribution, marketing and/or advertising of products which are identical to the PRODUCTS, alone or in conjunction with any additions.

10.	PRODUCT LIABILITY

10.1	LICENSEE shall manufacture or have manufactured the PRODUCTS at its own responsibility and shall enter into or maintain a sufficient product liability insurance, such insurance to cover the costs of undertaking a product recall.

10.2	LICENSEE agrees that the manufacture, marketing and distribution of the PRODUCTS, and any OTHER PRODUCTS (Section 2.7 above) distributed or sold with the PRODUCTS will be in compliance with all applicable health and safety laws or regulations and with any relevant national and international cosmetic labelling, packaging, recycling or other relevant regulations in the countries of manufacture and distribution.

10.3	LICENSEE further agrees that it will organise and effect, at its own expense, all registrations as are necessary for compliance with local product registration and health or similar registration requirements. LICENSOR agrees to assist LICENSEE with regard to such registrations within its best abilities. LICENSEE agrees to reimburse LICENSOR any costs and expenses reasonably and properly incurred by LICENSOR in connection with such registrations.

10.4	LICENSEE agrees to defend, indemnify and hold LICENSOR harmless from and against any and all liability, damages, reasonable legal fees, reasonable cost and expenses incurred by LICENSOR in connection with any claims or legal actions made by third parties against LICENSOR arising out of a breach of the provisions of Section 10.2 and/or 10.3 above, or arising out of the use of the TRADENAME by LICENSEE in accordance with Sections 2.2 to 2.6 above or arising out of any damage or injury caused by any OTHER PRODUCT (Section 2.7 above) sold with the PRODUCTS, the infringement of the intellectual property rights or other similar rights of any third party or any applicable national or international laws or regulations or any other acts or omissions of LICENSEE or any of its agents, employees or sub-contractors in connection with the performance of its obligations hereunder. This indemnity shall not extend to claims for compensation against LICENSOR which are due to LICENSOR’S own action or failure to act.

11.	CONFIDENTIALITY

11.1	The parties agree to keep confidential and secret the provisions of this AGREEMENT and all non-public information and knowledge each party may acquire about the other including, without limitation, information concerning the marketing of their products, even if such information and knowledge have not expressly been referred to as secret or confidential. Such information and knowledge may only be used for the purpose of this AGREEMENT.

11.2	Notwithstanding anything to the contrary, the information and knowledge as identified hereinabove shall not be deemed confidential if:

11.2.1	at the time of disclosure such information is in the public domain;

11.2.2	after disclosure such information becomes a part of the public domain, except by breach of this AGREEMENT;

11.2.3	such information must be disclosed as required by applicable law; or

11.2.4	such information is known to the other party at the time of disclosure.

11.3	The confidentiality provision will remain in force after the termination of the AGREEMENT, and upon termination, the parties agree to return to each other, or to destroy, as the other may request, all materials containing confidential and non-public information and knowledge.

11.4	The parties agree to impose this obligation of confidentiality upon all persons acting on their behalf, including but not limited to their employees, agents, consultants, sub-contractors, sub-licensees, managers and representatives.

11.5	Notwithstanding anything to the contrary contained in this AGREEMENT,

LICENSOR acknowledges that LICENSEE, has its ordinary shares traded on Euronext, and is subject to various reporting obligations as a public company. LICENSOR further a acknowledges that Inter Parfums, Inc., the parent company of LICENSEE (the “PARENT COMPANY”), is a publicly held company with its Common Stock traded on The Nasdaq Stock Market, National Market System and is subject to reporting requirements of the United States federal securities laws. Nothing in the AGREEMENT shall prohibit the disclosure as may be required of either PARENT COMPANY or LICENSEE under such securities laws. LICENSEE agrees to discuss in advance with LICENSOR any such public disclosure that may be required by of either PARENT COMPANY or LICENSEE.

LICENSOR acknowledges that, upon satisfaction of the condition precedent to set forth in Section 7.1 of this AGREEMENT, PARENT COMPANY is required by the United States securities laws to file

(a)      a description of this AGREEMENT with the United States Securities and Exchange Commission within four (4) business days of the satisfaction of such condition; accordingly, PARENT COMPANY shall provide LICENSOR the opportunity to review and comment on that description at least two (2) business days prior to filing; and

(b)      a copy of this AGREEMENT with the United States Securities and Exchange Commission with the next periodic report due to be filed.

In connection with the filing of this AGREEMENT with the United States Securities and Exchange Commission, PARENT COMPANY shall seek confidential treatment of financial and commercial terms to the extent permitted by the applicable securities laws. At least five (5) days prior to filing this AGREEMENT, PARENT COMPANY shall deliver to LICENSOR a copy of the filing that it plans to submit to the Securities and Exchange Commission, together with any requests for confidential treatment, for LICENSOR’s review.

PARENT COMPANY shall provide LICENSOR with a copy of the final filing within two (2) business days after filing. If the United States Securities and Exchange Commission indicates it may not grant confidential treatment as requested in the filing, PARENT COMPANY shall promptly notify LICENSOR and shall consult with LICENSOR through the process of obtaining whatever confidential treatment is available. PARENT COMPANY shall notify LICENSOR promptly upon notification to PARENT COMPANY that anyone has sought under the Freedom of Information Act to obtain Confidential Information or the provisions of this AGREEMENT redacted in the confidential treatment filing with the Securities and Exchange Commission and shall cooperate with LICENSOR in any effort by LICENSOR to contest the disclosure.

12.	NOTICES

12.1	All reports, communications, requests, approvals and notices required or permitted by this AGREEMENT to be given to a party shall be in writing and shall be deemed to be duly given when sent by certified or registered mail, return receipt requested, addressed to the party concerned or by facsimile where the sender is able to demonstrate successful transmission by producing a properly addressed fax transmission report, as follows:

To LICENSOR:

Van Cleef & Arpels Logistics

8, route de Chandolan

CH-1752 VILLARS-SUR-GLANE (Suisse)

Attn: M. Jörg SCHAUFELBERGER

To LICENSEE:

Inter-Parfums

4 rond-point des Champs Elysées

75008 PARIS

Attn: M. Philippe BENACIN

or any other address a party may communicate to the other party in writing.

13.	ASSIGNMENT

13.1	Except as otherwise provided for in accordance with the terms of this AGREEMENT, neither party shall be entitled to assign its rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, LICENSOR may assign this Agreement and/or any right and obligation hereunder to any (current and/or future) entity within the Richemont Group without LICENSEE’s prior consent.

13.2	LICENSEE shall have the right to assign the rights under the AGREEMENT to any RELATED COMPANY without LICENSOR’S consent. LICENSEE further will be entitled to grant sub-licenses to RELATED COMPANIES.

13.3	Any such assignment or sub-license under Section 13.1 or 13.2 does in no way affect any of the assignor’s obligations under the AGREEMENT. The assignor agrees to remain liable for and guaranty the full performance of this AGREEMENT by the assignee.

14.	ENTIRE AGREEMENT, MODIFICATION AND CONCILIATION OF DISPUTES

14.1	This AGREEMENT and its Annexes contain a complete statement of all arrangements between the parties with respect to the subject matter and supersede all existing arrangements between them concerning this subject matter.

14.2	Modifications and/or supplements to this AGREEMENT are only valid if made in writing. This shall also apply to the modification or cancellation of this in-writing cause.

14.3	CONCILIATION OF DISPUTES

In the event of a disagreement between LICENSOR and LICENSEE as to the validity, construction, performance, or rescission of any provision hereof, the parties agree to follow the following conciliation procedure before filing any litigation:

-	First, a meeting between operational managers shall be called by the promptest party to resolve the disagreement as quickly as possible after the disagreement arises. The purpose of this meeting shall be to find an out-of-court solution to the disagreement in question. Minutes of said meeting shall be drawn up.

-	Second, if the meeting between operational managers does not result in an out-of-court solution, the chief executive officers of each of the parties shall meet and strive to resolve said disagreement amicably. Said meeting must be held in a timely manner and no later than [—————] [38] as of the meeting between operational managers.

Should for a further period of [—————] 39 a dispute subsist as to the validity, construction, performance, and/or rescission hereof in spite of the conciliation procedure or should one of the parties refuse to follow the aforementioned procedure promptly, carefully and in good faith, the said dispute shall be subject to the arbitration procedure as set out below in article 15.

38 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:38.

39 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:39.

15.	APPLICABLE LAW, JURISDICTION

15.1	The parties agree that this Agreement shall exclusively be governed by and interpreted in accordance with Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods (CISG).

15.2	Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce (“the Rules”) in force on the date when the notice of arbitration is submitted in accordance with these Rules.

The arbitration will take place in Geneva, Switzerland and the language of the procedure shall be English. The arbitral tribunal will be composed of one (1) or three (3) arbitrator who will be designated in accordance with the Rules.

The expenses and fees of arbitration shall be determined in accordance with the Rules.

The arbitration award shall be appealable before any competent court.

The arbitration award may be enforced by action before any court of competent jurisdiction.

16.	REMEDIES, NO WAIVER

The specific remedies to which either party may resort under the terms hereof are cumulative and are not intended to be exclusive of the remedies to which either party is entitled. No waiver by either party, whether express or implied, of any provision of this AGREEMENT or any breach or default of any one or more instances, nor any delay by either party in exercising its rights hereunder, except as provided for in this AGREEMENT, shall constitute or be deemed a continuing waiver of such provision or of any other provision of this AGREEMENT.

17.	SEVERABILITY

The provisions of this AGREEMENT are independent of and severable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be in whole or in part invalid or unenforceable. The parties hereby agree to substitute any invalid provision by another valid provision in such a way that the purpose of the invalid provision is reached as far as possible. The same shall apply accordingly in case of an omission or an indefinite provision.

18.	SECTION HEADINGS

Section headings as used herein are for identification purposes only, and shall not affect the meaning or construction of this AGREEMENT.

19.	FORCE MAJEURE

The parties hereto shall not be responsible for any loss, damage, consequential or otherwise, detention or delay caused by fire, law, regulation, civil or military authority, insurrection or riot, national labour strike or wartime embargoes, tempest, act of God, shortages or by any other cause whatsoever, which is unavoidable or beyond the relevant party’s reasonable control; provided however, that any such force majeure shall not release LICENSEE from its obligations to make payment of amounts due and owing to LICENSOR in accordance with the terms of this AGREEMENT. It is agreed that LICENSEE’S obligations to make payments of amounts due and owing up to, and during, an event of such force majeure shall not apply during the continuance of that force majeure in the event that the force majeure itself renders LICENSEE unable to make such payments. In such circumstances, LICENSEE undertakes to make payment of amounts owing to and accrued to LICENSOR before and during such force majeure, promptly upon its cessation.

20.	TRANSITION

The parties will separately agree (the Section 7.1 above, no later than as per September 30, 2006) on the terms and conditions of the transition following the termination of the licence agreement between YSL Beauté and LICENSOR (in particular, then current stock of PRODUCT, after sales service for the PRODUCTS sold under aforesaid agreement).

IN WITNESS whereof the parties have executed this AGREEMENT

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Paris 19 June 2006	Paris 19 June 2006
place and date	place and date

/s/ Stanislas de QUERCIZE	/s/ Philippe BENACIN
Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

/s/ Jörg SCHAUFELBERGER
Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX A

THE TRADEMARKS

PART 1

(Clause 1.4)

The trademarks

-	Van Cleef & Arpels
-	First de Van Cleef & Arpels
-	Tsar de Van Cleef & Arpels
-	First
-	Tsar

as represented and set forth on the attached.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX A

THE TRADEMARKS

PART 2

trademark list

(Clause 1.4)

A list as at the date of ____________________ of all current registrations and pending applications for registrations of the TRADEMARKS pursuant to Part 1 above in the TERRITORY is attached.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX B

QUALITY CRITERIA

(Clause 1.10)

The PRODUCTS (including the BOTTLES and the PRESENTATION) shall be manufactured to high standards of quality, utilising only high quality ingredients and materials, such that the standard of quality of the finished PRODUCTS and PRESENTATION is commensurate with that to be expected of luxury fragrance products of similar price and prestige to the PRODUCTS and in any event is of a standard no less than the standard of quality currently utilised for the EXISTING PRODUCTS.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX C

FORM OF ROYALTY REPORT

(Clause 3.3)

At the end of each quarter LICENSEE will provide the following reports which have been approved by LICENSOR:

-	Quarterly sales by zone, country and client (“Ventes trimestrielles par zone, pays et client”)

-	Quarterly Statement allowing to isolate any sales being excluded from the NET SALES definition as per Clause 1.14

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX D

MARKETING ACTIVITIES

DEFINITION OF “ADVERTISING AND MARKETING”

(Clauses 5.6, 5.7 and 5.8)

1.	Media Advertising

-	Print or press
-	Cinema
-	Television

2.	Co-operative Advertising

-	Co-operative advertising (means advertising of the PRODUCTS by the LICENSEE in magazines and store catalogues produced by or on behalf of retailers as such DOUGLAS, MARIONNAUD, SAKS ….)

3.	Display, Testers, Samples

-	Show cards
-	Windows and dummies
-	Displays, testers, demonstration

4.	Other Sell-Thru

-	Direct mail
-	Consumer meetings (including cost of independent beauty consultant incurred in respect of selling or presenting the PRODUCTS in shops)
-	Stands in department stores
-	Public relations (including trade shows…)

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX E

SELECTIVE DISTRIBUTION CRITERIA

(Clause 6.2)

Products may only be sold in outlets which

exude an aura of luxury and exclusivity

Such outlets must, at a minimum have:

-	A solid reputation for selling luxury perfumes
-	A reputation and image compatible with the high quality and reputation of the TRADEMARK Van Cleef & Arpels
-	Clean, well maintained shop fittings
-	Appropriate space devoted to luxury perfumes
-	Staff knowledgeable about luxury fragrances.

Based on the above criteria at this time, according to the parties’ opinion, there exist the following number of selective distribution outlets (points of sale) in:

Germany	[—————]
USA	[—————]
France	[—————]
Japan	[—————]
Italy	[—————]
UK	[—————]
Spain	[—————][40]

40 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:40.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX F

ANNUAL MARKETING PLAN

Information to be included in each Annual Marketing Plan

(Clause 5.1 (a))

(draft - list subject to modification & amendment by VCA)

[——————————————————————————————]41

41 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:41.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX G

KEY MARKETS

(Clause 1.16)

(draft - list subject to amendment by VCA)

[——————————————————————————————]42

42 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.128:42.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

Name: Jörg SCHAUFELBERGER
Title: General Manager

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